                                                                     EXHIBIT 3.2

                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                        CALIFORNIA PIZZA KITCHEN, INC.


                                   ARTICLE I

                                 Shareholders
                                 ------------

          SECTION 1.  Annual Meetings.  The annual meeting of the shareholders
                      ---------------
(the "Annual Meeting of Shareholders") of California Pizza Kitchen, Inc. (the "Corporation") for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting shall be held, in each year on such day, at such time and such place within or without the State of California as shall be fixed by the Board of Directors and stated in the notice of the meeting.

          SECTION 2.  Special Meetings.  Special meetings of the shareholders
                      ----------------
may be called at any time by the Board of Directors, or by any number of shareholders owning or having the right to vote an aggregate of not less than a majority of outstanding shares of capital stock entitled to vote. Special meetings shall be held on such day, at such time and such place either within or without the State of California specified in the notice thereof.

          SECTION 3.  Notice of Meetings.  Except as otherwise expressly
                      ------------------
required by applicable law or the Articles of Incorporation, written notice to shareholders complying with Section 601 of the California General Corporation Law, or any successor section, shall be given either by delivering a notice personally or mailing a notice to each shareholder of record entitled to vote thereat at his address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days prior to the meeting. No business other than that stated in the notice shall be transacted at any special meeting. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or represented by proxy;
and if any shareholder shall, in person or by attorney thereunto duly authorized, in writing or by telegraph, cable or wireless, waive notice of any meeting, whether before or after such meeting be held, the notice thereof need not be given to him. Notice of any adjourned meeting of shareholders need not be given except as provided in Section 5 of this Article 1.

          SECTION 4.  Quorum.  Subject to the provisions of law and the Articles
                      ------
of Incorporation in respect of the vote that shall be required for a specific action, the number of shares the holders of which shall be present or represented by proxy at any meeting of shareholders in order to constitute a quorum for the transaction of any business, shall be a majority of all the shares issued and outstanding and entitled to vote at such meeting.

          SECTION 5.  Adjournment.  At any meeting of shareholders, whether or
                      -----------
not there shall be a quorum present, the holders of a majority of shares voting at the meeting, whether present in person at the meeting or represented by proxy at the meeting, may adjourn the meeting from time to time. Except as otherwise provided by law, notice of such adjourned meeting need not be given otherwise than by announcement of the time and place of such adjourned meeting at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

          SECTION 6.  Organization.  The President, or in his absence, a Vice
                      ------------
President, shall call meetings of the shareholders to order, and shall act as chairman of such meetings. In the absence of the President or a Vice President, the holders of a majority in number of the shares of the capital stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a chairman, who may be the Secretary of the Corporation. The Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

          SECTION 7.  Voting.  Each shareholder of record shall, except as
                      ------
otherwise provided by law or by the Articles of Incorporation, at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share of capital stock entitled to vote held by such shareholder. Unless otherwise provided by applicable law or the Articles of Incorporation, no vote upon any matter before the meeting, including the election of directors, need be by ballot, provided however upon the demand of any shareholder, the vote for
           -------- -------
directors and the vote upon any matter before the meeting, shall be by ballot.

          SECTION 8.  Election of Directors.  Directors shall be elected in
                      ---------------------
accordance with the requirements of the Articles of Incorporation and applicable law.

          SECTION 9.  Addresses of Shareholders.  Each shareholder shall
                      -------------------------
designate to the Secretary of the Corporation an address to which notice of meetings and all other corporate notices may be served upon or mailed to him, and if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

          SECTION 10. Inspectors of Election.  The Board of Directors may at
                      -----------------------
any time appoint one or three persons to serve as Inspectors of Election at the next succeeding Annual Meeting of Shareholders or at any other meeting or meetings and the Board of Directors may at any time fill any vacancy in the office of Inspectors of Election. If the Board of Directors fails to appoint Inspectors of Election, or if any Inspector of Election appointed is absent or refuses to act, or if his office becomes vacant and not filled by the Board of Directors, the chairman of any meeting of the shareholders may appoint a temporary Inspector of Election for such meeting. All proxies shall be filed with the Inspectors of Election of the meeting before being voted upon.

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

                                  ARTICLE II

                                   Directors
                                   ---------

          SECTION 1.  Powers.  Subject to the Corporations Code and any
                      ------
limitations in the Articles of Incorporation relating to action requiring approval by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

          SECTION 2.  Number and Qualification of Directors.  The Board of
                      -------------------------------------
Directors shall have authority to determine the number of directors constituting the Board of Directors; provided, however, that in no event shall the number be less than five or more than nine, with the exact number within that range to be fixed by resolution of the Board of Directors.

          SECTION 3.  Election and Term of Office.  Directors shall be elected
                      ---------------------------
at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected at any annual meeting, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall, subject to
Section 4, hold office until the expiration of the term for which elected and until his successor has been elected and qualified.

          SECTION 4.  Place of Meetings.  Regular and special meetings of the
                      -----------------
Board of Directors may be held at any place within or without the State of California which has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, designated by resolution or by written consent of all of the members of the Board of Directors. If the place of a regular or special meeting is not designated in the notice or fixed by a resolution of the Board or consented to in writing by all members of the Board of Directors, it shall be held at the Corporation's principal executive office.

          SECTION 5.  Regular Meetings.  Immediately following each annual
                      ----------------
shareholder's meeting the Board of Directors shall hold a regular meeting to elect officers and transact other business. Such meeting shall be held at the same place as the annual shareholders' meeting or such other place as shall be fixed by the Board of Directors. Other regular meetings of the Board of Directors shall be held at such times and places as are fixed by the board. Call and notice of regular meetings of the Board of Directors shall not be required and is hereby dispensed with.

          SECTION 6.  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors for any purpose or purposes may be called at any time by a majority of the Board of Directors. Notice of the time and place of special meetings shall be given to each director. A notice need not specify the purpose of any regular or special meeting of the Board of Directors. Special meetings of the Board of Directors may also be called by a number of directors constituting less than a majority of the Board of Directors; provided, however, that (i) no such meeting called by less than a majority of the Board of Directors may be called within 30 days before or after a regular meeting of the Board of Directors and (ii) no more than two special meetings may be called by less than a majority of the Board of Directors in any calendar year. Any special meeting called by less than a majority of the Board of Directors shall be called on not less than one week's prior notice given to each director.

          SECTION 7. Quorum. A majority of the members of the Board of Directors
                     ------
shall constitute a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by the vote of a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, subject to the provisions of Section 310 (Transactions with Interested Directors) and subdivision (e) of Section 317 (Indemnification of Corporate Agents) of the Corporations Code.

          SECTION 8. Waiver of Notice or Consent. The transactions of any
                     ---------------------------
meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice, or a consent to holding the meeting, or an approval of the minutes of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors. Notice of a meeting need not be given to any director who attends the meeting without protesting, prior to or at its commencement, the lack of notice to such director.

          SECTION 9. Adjournment. A majority of the directors present, whether
                     -----------
or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of the adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

          SECTION 10. Meetings by Conference Telephone. Members of the Board of
                      --------------------------------
Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation by directors in a meeting in the manner provided in this section constitutes presence in person at such meeting.

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

                                  ARTICLE III

                                   Officers
                                   --------

          SECTION 11. Executive Officers. The officers of the Corporation, who
                      ------------------
shall be elected by the Board of Directors, shall be a President, a Chief Financial Officer, a Secretary and the Chairman of the Board (which office may be held by two persons). In addition, the Board of Directors may elect such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person. Whenever any officer of the Corporation ceases to be an employee of the Corporation and of all corporations which control, are controlled by or are under common control with, the Corporation, such officer shall thereupon also cease to be an officer of the Corporation without any further action on his part or on the part of the Board of Directors.

          SECTION 12. Election, Term of Office and Qualification. So far as is
                      ------------------------------------------
practicable, the officers shall be elected annually by the Board of Directors at their first meeting after each Annual Meeting of Shareholders of the Corporation. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article III, shall hold office until his successor shall have been duly elected and qualified in his stead, or until his death, resignation, disqualification or removal in the manner hereinafter provided.

          SECTION 13. Subordinate Officers. The Board of Directors or the
                      --------------------
President may from time to time appoint such other officers, including one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, and such agents and employees of the Corporation as may be deemed necessary or desirable. Such officers, agents and employees shall hold office for such period and upon such terms and conditions, have such authority and perform such duties as provided in these Bylaws or as the Board of Directors or the President may from time to time prescribe. The Board of Directors or the President may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

          SECTION 14. Removal. Any officer may be removed, either with or
                      -------
without cause, by the Board of Directors or, except in the case of any officer elected by the Board of Directors, by any committee or superior officer upon whom the power of removal may be conferred by the Board of Directors or by these Bylaws.

          SECTION 15. Resignations. Any officer may resign at any time by giving
                      ------------
written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect immediately unless a date certain is specified therein for it to take effect, in which event it shall be effective upon such date, and the acceptance of such resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

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

          SECTION 16. Vacancies. A vacancy in any office because of death,
                      ---------
resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the Bylaws for the regular election or appointment to such office.

          SECTION 17. Chairman of the Board. The Chairman or Chairmen shall
                      ---------------------
have such duties and responsibilities as (i) are set forth in the Chairman's employment agreement with the Corporation or (ii) adopted in a resolution of the Board of Directors so long as such resolution is not inconsistent with the terms of the Chairman's employment agreement with the Corporation. The Chairman or Chairmen shall have the authority (i) set forth in the Chairman's employment agreement with the Corporation or (ii) as is expressly granted in a resolution of the Board of Directors.

          SECTION 18. The President. The President shall have general direction
                      -------------
of the affairs of the Corporation and general supervision over its several officers, subject, however, to the control of the Board of Directors. He shall at each annual meeting and from time to time report to the shareholders and to the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to their notice; may sign with the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary any or all Certificates of stock of the Corporation; shall preside at all meetings of the shareholders and at all meetings of the Board of Directors; shall have the power to sign and execute in the name of the Corporation all contracts, or other instruments authorized by the Board of Directors; and in general, shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors or as are prescribed by these Bylaws.

          SECTION 19. The Vice Presidents. Each Vice President shall have such
                      -------------------
powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors or by the President and shall have the power to sign and execute in the name of the Corporation all contracts or other instruments authorized by the Board of Directors, except where the Board of Directors or the Bylaws shall expressly delegate or permit some other officer to do so. A Vice President may also sign with the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary Certificates of stock of the Corporation.

          SECTION 20. The Secretary. The Secretary shall keep or cause to be
                      -------------
kept the minutes of the meetings of the shareholders, of the Board of Directors and of any committee when so required; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the corporate records and of the seal of the Corporation and see that the seal is affixed to all documents on which it is required, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of the Bylaws; shall keep or cause, to be kept a register of the post office address of each shareholder; may sign with the President or Vice President Certificates of stock of the Corporation; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board of Directors or by the President.

          SECTION 21.  Assistant Secretaries.  At the request of the Secretary,
                       ---------------------
or in his absence or disability, an Assistant Secretary shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to, all the restrictions upon, the Secretary. An Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the President, the Secretary or the Board of Directors.

          SECTION 22.  The Chief Financial Officer.  The Chief Financial Officer
                       ---------------------------
shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; at all reasonable times exhibit his books of account and records, and cause to be exhibited the books of account and records of any corporation controlled by the Corporation, to any of the directors of the Corporation upon application during business hours at the office of the Corporation, or such other corporation where such books and records are kept; render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors and a full financial report at the Annual Meeting of Shareholders; if called upon to do so, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, may sign with the President or Vice President Certificates of stock of the Corporation; and, in general, perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

          SECTION 23.  Assistant Treasurers.  At the request of the Chief
                       --------------------
Financial Officer, or in his absence or disability, an Assistant Treasurer shall perform the duties of the Chief Financial Officer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Financial Officer. An Assistant Treasurer shall perform such duties as from time to time may be assigned to him by the President, the Chief Financial Officer or the Board of Directors.

          SECTION 24.  Salaries.  The salaries of the officers shall be fixed
                       --------
from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                  ARTICLE IV

                  Contracts, Checks, Drafts, Bank Account, Etc.
                  ---------------------------------------------

          SECTION 1.   Contracts, etc., How Executed.  The Board of Directors,
                       -----------------------------
except as otherwise provided in these Bylaws, may authorize any officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by these Bylaws, no agent or employee, other than an officer of the Corporation acting within the scope of his authority, shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

          SECTION 2.  Checks, Drafts, etc.  All checks, drafts or other orders
                      -------------------
for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

          SECTION 3.  Deposits.  All funds of the Corporation shall be deposited
                      --------
from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, or as may be designated by any officer or officers of the Corporation to whom such power may be delegated by the Board of Directors, and for the purpose of such deposit, the President, Vice President, Chief Financial Officer, Assistant Treasurer, Secretary or Assistant Secretary may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

          SECTION 4.  General and Special Bank Accounts.  The Board of Directors
                      ---------------------------------
may from time to time authorize the opening and keeping with such banks, trust companies or other depositories as it may designate of general and special bank accounts, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as it may deem expedient.


                                   ARTICLE V

                          Stock and Transfer of Stock
                          ---------------------------

          SECTION 1.  Certificates of Stock.  Certificates for shares of the
                      ---------------------
capital stock of the Corporation shall be in such form, not inconsistent with law, as shall be approved by the Board of Directors. They shall be numbered in order of their issue, and shall be signed by the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto. The signatures of any of such officers and the seal of the Corporation upon such Certificates may be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such officer, transfer agent or registrar before such Certificate is issued, it may nevertheless be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar.

          SECTION 2.  Transfers of Stock.  Transfers of shares of the capital
                      ------------------
stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent of the Corporation, if any, and on surrender of the Certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of California.

          SECTION 3.  Lost, Destroyed and Mutilated Certificates.  The holder
                      ------------------------------------------
of any stock issued by the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the Certificates therefor, or failure to receive Certificates of stock issued by the Corporation, and the Board of Directors or the Secretary of the Corporation may, in its or his discretion, cause to be issued to such holder of stock a new Certificates of stock upon compliance with such rules, regulations and/or procedures as may have been prescribed by the Board of Directors with respect to the issuance of new Certificates in lieu of such other Certificates or Certificates of stock.


                                  ARTICLE VI

                                     Seal
                                     ----

          The Board of Directors shall provide a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary and which may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors.


                                  ARTICLE VII

                                Indemnification
                                ---------------

          SECTION 1.  Right to Indemnification.  The Company shall indemnify any
                      ------------------------
person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person is or was a director or officer of the Company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the Company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the Company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company, except to the extent that such indemnification is prohibited by applicable law.

          SECTION 2. Advance of Expenses. Expenses incurred by a director or
                     -------------------
officer of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding subject to the provisions of any applicable statute.

          SECTION 3. Procedure for Determining Permissibility. To determine
                     ----------------------------------------
whether any indemnification or advance of expenses under this Article IV is permissible, the Board of Directors by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the Company between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.

          SECTION 4. Contractual Obligation. The obligations of the Company to
                     ----------------------
indemnify a director or officer under this Article IV, including the duty to advance expenses, shall be considered a contract between the Company and such director or officer, and no modification or repeal of any provision of this
Article IV shall affect, to the detriment of the director or officer, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

          SECTION 5. Indemnification Not Exclusive: Inuring of Benefit. The
                     -------------------------------------------------
indemnification and advance of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

          SECTION 6. Insurance and Other Indemnification. The Board of Directors
                     -----------------------------------
shall have the power to (i) authorize the Company to purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has not been prohibited by statute,
(ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (iii) give other indemnification to the extent permitted by statute.

          SECTION 7. Additional Indemnification. The Board of Directors of this
                     --------------------------
Corporation is authorized to enter into an agreement or agreements with any agent or agents of the corporation, providing for or permitting indemnification in excess of that permitted under Section 317 of the Corporations Code, subject to the limitations of Section 204 of the Corporations Code.

                                  ARTICLE VIII

                           Miscellaneous Provisions
                           ------------------------

          SECTION 1. Fiscal Year. The fiscal year of the Corporation shall end
                     -----------
on such date in each year as shall be determined by resolution of the Board of Directors of the Corporation.

          SECTION 2. Waivers of Notice. Whenever any notice of any nature is
                     -----------------
required to be given by law, the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

          SECTION 3. Qualifying in Foreign Jurisdictions. The Board of Directors
                     -----------------------------------
shall have the power at any time and from time to time to take or cause to be taken any and all measures which it may deem necessary for qualification to do business as a foreign corporation in any one or more foreign jurisdictions and for withdrawal therefrom.

                                  ARTICLE IX

                                  Amendments
                                  ----------

          These Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws not inconsistent with any provision of the Articles of Incorporation of the Corporation or any provision of applicable law may be made, either by the affirmative vote of the holders of record of a majority of the outstanding voting stock of the Corporation or, except in the case of Article II, Section 2 hereof, by the affirmative vote of the Board of Directors.

--------------------------------------------------------------------------------

On May 22, 2000, the Corporation's Board of Directors approved the following amendment to Article I, Section 2 of the Corporation's Amended and Restated By-
Laws:

          SECTION 2.  Special Meetings.  Special meetings of the shareholders
                      ----------------
     may be called at any time by the Board of Directors or by any number of shareholders owning or having the right to vote an aggregate of not less than ten percent of the outstanding shares of capital stock entitled to vote. Special meetings shall be held on such day, at such time and such place either within or without the State of California specified in the notice thereof.

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